As filed with the Securities and Exchange Commission on May 1, 2003.

File No. 333-                                  Commission file number:  0-20033
------------------------                       --------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                        AmeriResource Technologies, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                               87-0550824
               --------                               ----------
     (State or Other Jurisdiction                  (I.R.S. Employer
   of Incorporation or Organization)            Identification Number)

            3430 E. Russell Road, Suite 118, Las Vegas, Nevada 89120
            --------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                            2001 Stock Option Plan of
                  AmeriResource Technologies, Inc., as Amended
                  ---------------------------------------------
                            (Full Title of the Plan)

    Delmar Janovec, 3430 E. Russell Road, Suite 118, Las Vegas, Nevada 89120
    ------------------------------------------------------------------------
            (Name, Address, Including Zip Code, of Agent for Service)

   Telephone number, including area code, of agent for service: (702) 214-4249
                                                                --------------

                         CALCULATION OF REGISTRATION FEE

Title of Securities  Amount of       Proposed         Proposed       Amount of
  to be Registered  Shares to be      Maximum         Maximum      Registration
                   Registered (1)  Offering Price     Aggregate         Fee
                                    Per Share (2)  Offering Price
    Common Stock,    50,000,000       $0.00225        $112,500        $10.00
 par value $0.0001
================================================================================

   (1) Fifty Million (50,000,000) shares were previously registered by the Company within the registration statement on Form S-8 (No. 333-89720) filed by the Company on June 4, 2002. An additional Fifty Million (50,000,000) shares were previously registered by the Company within a registration statement on Form S-8 (No. 333-73984) filed by the Company on November 26, 2001. An additional Fifty Million (50,000,000) shares were previously registered by the Company within the registration statement on Form S-8 (No. 333-61256) filed by the Company on May 17, 2001. A registration fee of $122.00 was paid with the initial filing of the registration statement on Form S-8 (No.333-61256) filed by the Company on May 17, 2001, a registration fee of $76.56 was paid with the filing of the registration statement on Form S-8 (No. 333-73984) filed by the Company on November 26, 2001, and a registration fee of $101.20 was paid with the filing of the registration statement on Form S-8 (No. 333-89720) filed by the Company on June 4, 2002.

   (2) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of April 25, 2003, a date within five business days prior to the date of filing of this registration statement.

In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

                                    Total number of pages:                   10
                                    Index to Exhibits is located on page:    5

                                EXPLANATORY NOTE

   AmeriResource Technologies, Inc., a Delaware corporation (which may hereafter be referred to as "we", "us", or "our(s)"), previously registered One Hundred Fifty Million (150,000,000) shares of our common stock for issuance under the 2001 Stock Option Plan of AmeriResource Technologies, Inc. and amendments thereto.

   On April 7, 2003, our board of directors adopted an amended 2001 Stock Option Plan of AmeriResource Technologies, Inc. ("Amended Plan") and authorized for issuance thereunder an additional Fifty Million (50,000,000) shares of our common stock which we are now registering.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

   The contents of our registration statement on Form S-8 (SEC File No. 333-61256) as filed with the Commission on May 17, 2001, the contents of our registration statement on Form S-8 (SEC File No. 333-73984) as filed with the Commission on November 26, 2001, and the contents of our registration statement on Form S-8 (SEC File No. 333-89720) as filed with the Commission on June 4, 2002 are hereby incorporated by reference.

   Additionally, the following documents filed by us with the Commission are hereby incorporated herein by reference:

   1. Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

   2. All reports filed by us with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 2002.

   3. The description and specimen certificate of our common stock, par value $0.0001 ("Common Stock"), contained in our registration statement under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

   Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Form S-8 have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

   N/A

Item 5.  Interests of Named Experts and Counsel.

   N/A

Item 6.  Indemnification of Directors and Officers.

   N/A

Item 7.  Exemption from Registration Claimed.

   N/A

Item 8.  Exhibits.

   The Exhibit Index preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

   (a) We hereby undertake:

      (1) To file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on April 30, 2003.

                                   AMERIRESOURCE TECHNOLOGIES, INC.


                                 By:   /s/ Delmar Janovec
                                       -----------------------------------------
                                       Delmar Janovec, President

                                POWER OF ATTORNEY

   The undersigned directors and officers of AMERIRESOURCE TECHNOLOGIES, INC. hereby constitute and appoint Delmar Janovec, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorney-in-fact, or his substitute, shall lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                    Date


/s/ Delmar Janovec                President, Chief Executive    April 30, 2003
------------------------          Officer, Principal Financial
Delmar Janovec                    Officer, and Director


/s/ Rod Clawson                   Director                      April 30, 2003
------------------------
Rod Clawson

                                INDEX TO EXHIBITS


  SEC Ref.       Page     Description of Exhibit
    No.          No.
  --------       ----     ----------------------
     4            6       2001 Stock Option Plan, as amended

    5,23          8       Opinion and Consent of Counsel

     23           10      Consent of Accountant

                                                                     Exhibit 4

                   AMENDED AND RESTATED 2001 STOCK OPTION PLAN
                                       OF
                        AMERIRESOURCE TECHNOLOGIES, INC.

   WHEREAS, AmeriResource Technologies, Inc., a Delaware corporation (the "Company") has heretofore adopted and maintains the 2001 Stock Option Plan of AmeriResource Technologies, Inc. (the "Plan") for the benefit of eligible employees of the Company and participating affiliates;

   WHEREAS, the Company has heretofore restated and amended the Plan to increase the amount of shares of its common stock subject to the Plan from Fifty Million (50,000,000) shares to One Hundred Fifty Million (150,000,000) shares;

   WHEREAS, the Company desires to again restate and amend the Plan to increase the amount of shares of its common stock subject to the Plan from One Hundred Fifty Million (150,000,000) shares to Two Hundred Million (200,000,000) shares, intending thereby to provide an uninterrupted and continuing program of benefits;

   NOW THEREFORE, the Plan is hereby restated with the following amendments effective as of April 7, 2003.

The introductory paragraph of the Plan is hereby amended and restated as follows:

   AmeriResource Technologies, Inc., a Delaware corporation (the "Company"), hereby adopts the Amended and Restated 2001 Stock Option Plan of AmeriResource Technologies, Inc. (this "Plan"), on this 7th day of April 2003. Under this Plan, the Company may grant options to acquire (the "Options") Two Hundred Million (200,000,000) shares of its common stock, par value $0.0001 (the "Stock"), from time to time to employees of the Company or its subsidiaries, all on the terms and conditions set forth herein. In addition, at the discretion of the Board of Directors, options to acquire stock of the Company may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries and are not employees of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services shall not be in connection with the offer or sale of securities in a capital- raising transaction and do not directly or indirectly promote or maintain a market in our securities.

Paragraph 3 of the Plan is hereby amended and restated as follows:

3. Shares of Stock Subject to this Plan. A total of Two Hundred Million (200,000,000) shares of Stock may be subject to, or issued pursuant to, Options granted under this Plan.

Paragraph 13 of the Plan is hereby amended and restated as follows:

13. Expiration and Termination of this Plan. This Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any Options then outstanding under this Plan. This Plan shall otherwise terminate on the earlier of the date that is five (5) years from the date first appearing in this Plan or the date on which the Two Hundred Millionth (200,000,000th) share is issued hereunder.


ATTEST:


/s/ Delmar Janovec
-------------------------
Delmar Janovec, President

                                                                 Exhibit 5, 23


                               CLETHA A. WALSTRAND
                                 ATTORNEY AT LAW
                           8 EAST BROADWAY, SUITE 609
                            SALT LAKE CITY, UT 84111
                     OFFICE: 801-363-0890 FAX: 801-363-8512
                             cwalstrand@networld.com



                                 April 30, 2003


The Board of Directors
AmeriResource Technologies, Inc.
3430 E. Russell Road, Suite 118
Las Vegas,  NV  89120

Gentlemen:

      We have been retained by AmeriResource Technologies, Inc., (the "Company"), in connection with the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the "Registration Statement") relating to 50,000,000 shares of common stock, par value $0.0001 per share. You have requested that we render an opinion as to whether the common stock as proposed to be issued on the terms set forth in the Registration Statement will be validly issued, fully paid and non-assessable.

      In connection with this engagement, we have examined the following:

      1. the articles of incorporation of the Company, and any amendments thereto;

      2. the bylaws of the Company;

      3. unanimous consents of the board of directors; and

      4. the Registration Statement.

      We have examined such other corporate records and documents and have made such other examinations as we deemed relevant. We have also discussed the documents examined and relied upon in rendering this opinion with one or more directors and executive officers of the Company, and in all instances, have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals, the conformity with the original documents of all documents submitted as certified or photostatic copies and the authenticity of the originals of such copies. We have further assumed that the recipients of these Securities under the plan will have paid the consideration required under the terms of the Plan prior to the issuance of the Securities, and that none of the services performed by the recipients shall be related to "capital raising" transactions.

      Based upon the above examination, we are of the opinion that the shares of common stock proposed to be issued pursuant to the Registration Statement, are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, fully paid, and non-assessable.

     This opinion is expressly limited in scope to the Securities described herein and which are to be expressly covered by the above referenced Registration Statement and does not cover any subsequent issuances of any securities to be made in the future pursuant to any other plans, if any, pertaining to services performed in the future. Any such transactions are required to be included in a new registration statement or a post-effective amendment to the above referenced Registration Statement, which will be required to include a revised or a new opinion concerning the legality of the Securities to be issued.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.



                                       Sincerely yours,

                                       /s/ Cletha A. Walstrand
                                       ------------------------
                                       Cletha A. Walstrand
                                       Attorney at Law

                                                                    Exhibit 23

CLYDE BAILEY P.C.
--------------------------------------------------------------------------------

                                                   Certified Public Accountant
                                                      10924 Vance Jackson #404
                                                      San Antonio, Texas 78230
                                                          (210) 699-1287(ofc.)
                                         (888) 699-1287 / (210) 691-2911 (fax)

                                                                       Member:
                                                   American Institute of CPA's
                                                        Texas Society of CPA's


April 7, 2003

Board of Directors
AmeriResource Technologies, Inc.
3430 Russell Road, Suite 118
Las Vegas, Nevada  89120

   RE:  Use of Financial Statements in Form S-8 Registration Statement

Dear Board of Directors:

As independent public accountants for AmeriResource Technologies, Inc., a Delaware corporation (the "Company"), we hereby consent to the use of our report included in the annual report of the Company on Form 10-KSB for the year ended December 31, 2002 in the Company's Form S-8 registration statement.

Sincerely,

/s/ Clyde Bailey
-------------------
Clyde Bailey, P.C.